Exhibit 10.4

AMENDMENT TO MANAGEMENT SERVICE AGREEMENT

This Amendment to Management Service Agreement (this “Amendment”), is entered into effective August 5, 2010, (the “Effective Date”), by and between VIKING DRLILLING, LLC, a Nevada limited liability company (“Viking”), whose address is 4801 Gaillardia Parkway, Suite 225, Oklahoma City, Oklahoma 73142, and VIKING INTERNATIONAL LIMITED, a Bermuda company (“VIL”), whose registered address is Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda.

RECITALS:

WHEREAS, Viking and VIL entered into that certain Agreement for Management Services dated effective December 15, 2009 (the “Service Agreement”);

WHEREAS, Viking and VIL wish to amend the Service Agreement to replace the net profits interest with a monthly management fee;

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto (collectively, the “Parties” and each individually a “Party”) agree as follows:

1. Section 3 of the Service Agreement is deleted in its entirety and replaced with the following:

“Payment. In consideration of the provision of Services under this Agreement, VIL shall be entitled to payment from Viking for all actual costs and expenses associated with the provision of Services. In addition, VIL shall be entitled to a monthly management fee equal to seven percent (7.0%) of the total amount invoiced for direct labor costs for employees of VIL providing Services pursuant to this Agreement. Viking shall pay all invoices within thirty (30) days of receipt unless Viking has disputed an invoice in writing. In the event of a dispute, the parties shall work in good faith to resolve such dispute.”

2. Section 5 of the Service Agreement is hereby deleted in its entirety and all sections subsequent to Section 4 are renumbered accordingly.

3. Except as modified and amended hereby, the Parties acknowledge and agree that the Service Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the Effective Date hereof.

VIL:

Viking International Limited

By:	/s/ Jeffrey S. Mecom
Name:	Jeffrey S. Mecom
Its:	Vice President

VIKING:

Viking Drilling, LLC

By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Its:	Manager